Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Bridge Builder Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Trust for the period ended June 30, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Trust for the stated period.

/s/ Colleen R. Dean	/s/ Aaron J. Masek
Colleen R. Dean	Aaron J. Masek
Principal Executive Officer, Bridge Builder Trust	Principal Financial Officer, Bridge Builder Trust

Dated: September 5, 2025

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Bridge Builder Trust for purposes of Section 18 of the Securities Exchange Act of 1934.